EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
SmartFinancial, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-219159, 333-203449, 333-208819, 333-131006, and 333-113314,) and on Form S-3 (No. 333-239479) of SmartFinancial, Inc. and its subsidiary of our report dated March 16, 2021, with respect to the consolidated financial statements of SmartFinancial, Inc. and its subsidiary, as of and for the year ended December 31, 2020 included in this Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman, LLP

Atlanta, Georgia
March 14, 2022